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                                                                     EXHIBIT 5.3



                                                                   March 2, 2005


Ultrapetrol (Bahamas) Limited
c/o H&J Corporate Services Ltd.
Shirlaw House
87 Shirley Street
P.O. Box SS-19084
Nassau, Bahamas



RE: 9% FIRST PREFERRED SHIP MORTGAGE NOTES DUE 2014

Ladies and Gentlemen:

     We have acted as special Bahamian counsel to Ultrapetrol (Bahamas) Limited, a Bahamian company (the "COMPANY") and to the Company's Bahamian subsidiaries listed on Exhibit A hereto (each a "GUARANTOR" and collectively the "GUARANTORS" in connection with the Company's Registration Statement on Form F-4 (Registration No. 333-122254), as amended (the "REGISTRATION STATEMENT") as filed with the United States Securities and Exchange Commission (the "COMMISSION"), with respect to the Company's offer to exchange (the "EXCHANGE OFFER") up to $180,000,000 of the Company's 9% First Preferred Ship Mortgage Notes due 2014 (the "EXCHANGE NOTES") for an identical principal amount at maturity of its outstanding 9% First Preferred Ship Mortgage Notes due 2014 (the "OUTSTANDING NOTES"). The Exchange Notes are to be issued pursuant to an Indenture dated as of November 24, 2004 between the Company, the Guarantors and Manufacturers Traders and Trust Company, as Trustee (the "INDENTURE") and, when issued, will be guaranteed by the Guarantors (the "GUARANTEES") pursuant to the Indenture. Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.
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ULTRAPETROL (BAHAMAS) LIMITED
MARCH 2, 2005
PAGE 2


     We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus (the "Prospectus") of the Company included in the Registration Statement; (iii) the Indenture; (iv) the form of the Outstanding Notes; (v) the form of the Exchange Notes; and (vi) such corporate documents and records of the Company and the Guarantors and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities (whoever are or will become signatories thereto) to complete the execution of documents. As to various questions of fact that are material to the opinion hereinafter expressed, we have relied upon statements or certificates of public officials, directors or officers of the Company and the Guarantors and others.

     We have further assumed for the purposes of this opinion that each of the Indenture and all documents contemplated by the Indenture to be executed in connection with the issuance of the Exchange Notes and Guarantees have been duly authorized and validly executed and delivered by each of the parties thereto other than the Company and the Guarantors.

     Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that (i) the Exchange Notes have been duly authorized, and when executed and authenticated in accordance with the Indenture and delivered pursuant to the terms of the Exchange Offer set forth in the Prospectus, will constitute the valid and binding obligations of the Company, and (ii) the Guarantees have been duly authorized, and upon issuance of the Exchange Notes, will constitute the valid and binding obligations of the Guarantors.

     We hereby confirm that the discussion under the headings "Enforceability of Civil Liabilities," "Summary of the Terms of the Exchange Notes: Additional Amounts," and "Tax Considerations -- Bahamian Tax Considerations" contained in the Registration Statement, insofar as such discussion represents legal conclusions
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ULTRAPETROL (BAHAMAS) LIMITED
MARCH 2, 2005
PAGE 3


or statements of Bahamian law, subject to the limitations and conditions set forth therein, constitutes the opinion of Higgs & Johnson. It is our further opinion that the discussion set forth under such captions accurately states our views as to the matters discussed therein.

     This opinion is limited to the laws of the Commonwealth of The Bahamas. This opinion is rendered as of the date hereof, and we have no responsibility to update this opinion for events or circumstances occurring after the date hereof, nor do we have any responsibility to advise you of any change in the laws after the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed with the Commission with respect to the Exchange Notes, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.


Very truly yours,



/S/ HIGGS & JOHNSON
HIGGS & JOHNSON


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                                                                       EXHIBIT A


                         LIST OF BAHAMIAN SUBSIDIARIES



             NAME                              JURISDICTION OF INCORPORATION
________________________________            ___________________________________

Kingly Shipping Ltd.                                   Bahamas
Majestic Maritime Ltd.                                 Bahamas
Monarch Shipping Ltd.                                  Bahamas
Noble Shipping Ltd.                                    Bahamas
Sovereign Maritime Ltd.                                Bahamas
UP Offshore (Holdings) Ltd.                            Bahamas